Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Relations Contact:
Joe Wilkinson	Patrick Smith
Deltek, Inc.	Deltek, Inc.
703.885.9423	703.885.9062
josephwilkinson@deltek.com	patricksmith@deltek.com

Deltek Reports Product Revenue of $28.4 Million, Up 15% from 2011

Product Bookings increase 23% to $33.3 million

Q2 Non-GAAP Operating Income increases 48%

HERNDON, Va. – July 31, 2012 – Deltek, Inc. (Nasdaq: PROJ), the leading global provider of enterprise software and information solutions for professional services firms and government contractors, today announced financial results for the quarter ended June 30, 2012.

Q2 product revenue was $28.4 million, up 15% from Q2 2011. Product bookings in Q2 were $33.3 million, a 23% increase from the same period in the prior year.

Q2 maintenance revenue was $41.5 million, an increase of 5% from $39.4 million in 2011. Consulting services and other revenue was $16 million, compared to $23.8 million in 2011. In Q2 2011, consulting services and other revenue included $3.5 million of revenue from our Insight user conference. In 2012, our Insight user conference is scheduled in Q4. Total revenue for Q2 2012 was $86 million, compared to $88 million in 2011. Our 2011 total revenue also included $3.5 million in Insight user conference revenue.

Non-GAAP operating income for the second quarter of 2012 increased 48% to $16.9 million, compared to $11.4 million in Q2 2011. Q2 Non-GAAP operating margin increased to 20%, compared to 13% in Q2 2011.

Non-GAAP net income for the second quarter of 2012 was $9.5 million, compared to $5.2 million in 2011, an increase of 84%. Q2 Non-GAAP EPS was $0.14, an increase of $0.06 from Q2 2011.

Q2 GAAP operating income was $8.8 million, an increase of $10.7 million when compared to a GAAP operating loss of $1.9 million in the prior year. Q2 GAAP operating margin was 10%, compared to a GAAP operating loss of 2% in Q2 2011.

Q2 GAAP net income improved by $7.2 million, from a $3 million loss in Q2 2011 to $4.2 million of net income in Q2 2012. Q2 GAAP EPS was $0.06, compared to a loss of $0.05 per diluted share in Q2 2011.

“Q2 was another excellent quarter for Deltek, highlighted by very strong product bookings and product revenue, continuing growth in our recurring revenue streams and significantly increasing margins,” said Kevin Parker, president and CEO of Deltek. “Our GovCon product bookings and revenue grew by more than 20%, with contractors both large and small investing in Deltek’s solutions. Our Information Solutions business delivered rapid growth in Q2 with bookings increasing 35% over the prior year. We also continued our expansion in the broader Professional Services market, with key wins in the accounting, legal and marketing communications industries.

“Our success through the first half of 2012 clearly demonstrates that Deltek’s specialized project-focused software and information solutions are resonating very well in the market. The growing demand for our new solutions including project manufacturing and our cloud-based offerings clearly indicates the significant new opportunities we have in front of us. Our overall pipeline is very active and expanding with a number of large opportunities on the horizon, and we expect strong growth through the rest of the year.”

Comparison of GAAP and Non-GAAP Measurements

Non-GAAP operating income and margin exclude the pre-tax impact of stock-based compensation, amortization of acquired intangible assets, purchase accounting impacts relating to acquisitions, acquisition-related costs, and restructuring charges. Non-GAAP net income excludes the same items on a net-of-tax basis.

A reconciliation of GAAP to non-GAAP financial measures is provided in the tables at the end of this press release.

Product Bookings

Product bookings consist of the aggregate contract value of the Company’s products sold during the quarter through its various licensing models including perpetual, term and subscription.

Recent Highlights

•

Leading space systems manufacturer Orbital Sciences Corporation chose Deltek’s new project manufacturing solution, Deltek Costpoint MES, to streamline its operations. For project manufacturers such as Orbital, Costpoint MES delivers online instruction and activity tracking that accelerates LEAN manufacturing objectives and reduces costs.

•

In Q2, Deltek added more than 40 new Deltek First customers. Since its launch in mid-2011, over 200 new GovCon customers have purchased Deltek First, the only SaaS-based solution purpose-built to meet the complex needs of small and mid-sized project-based businesses. Deltek First provides best-in-class ERP capabilities delivered via the cloud—ensuring that companies have all the capabilities they need to maximize business performance, increase profitability, improve regulatory compliance, and grow their businesses.

•

Deltek announced the availability of Deltek Capture Analytics. Capture Analytics delivers actionable insight on bids, pipelines, win rates, revenue forecasts and other critical data. Leveraging leading BI technology from QlikView, the cutting-edge solution delivers the power to analyze what is happening throughout the entire capture management process so government contractors can quickly adjust their strategies, prioritize activities and deploy resources to effectively track and win more business.

•

Deltek closed a number of significant deals with its Deltek Maconomy and Deltek Vision solutions. New customers in the United States include Weaver, a Top 50 CPA firm, and GLE Associates, a leading environmental consulting firm. Important new international customers include Grette and Kvale, two of Norway’s most recognized law firms, NERSC, a large Norwegian research foundation, and Imagination, an international marketing agency based in London.

•

Deltek significantly expanded its Deltek First product family with the launch of two new SaaS ERP solutions for professional services firms. These new Deltek First solutions, Vision Essentials and Maconomy Essentials, manage the complete project lifecycle for professional services firms while delivering the ease-of-implementation, flexibility, security and accessibility of the cloud. Both solutions expand the Deltek First platform first delivered in 2011, which was developed to power the critical business processes of small and mid-sized project-based companies through the cloud.

•

Deltek CEO Kevin Parker was named the Ernst & Young Entrepreneur Of The Year for 2012 in the software services category in the Greater Washington Region. This prestigious award recognizes outstanding entrepreneurs who demonstrate excellence and extraordinary success in such areas as innovation, financial performance and personal commitment to their businesses and communities.

•

Deltek SVP of Human Resources Holly Kortright was the recipient of the 2012 Human Resource Leadership Awards of Greater Washington’s Strategic Alignment Award. The award recognized Ms. Kortright’s leadership and efforts developing and delivering human resource solutions that significantly strengthen Deltek’s ability to achieve its key business objectives.

•

Deltek won the Technology Innovator Award at the Washington SmartCEO 2012 VOLT Awards. SmartCEO recognized Deltek as a leading technology innovator for its SaaS-based Deltek First Essentials solution that powers the critical business processes of small to midsize project-based companies.

•

Deltek formed a partnership with WJLA-ABC7 TV in Washington to provide a televised Government Contracting Update every Sunday morning. The weekly segments air during the Washington Business Report and feature Deltek experts who discuss critical topics of importance to government contractors. Episodes can also be viewed at deltek.com/tv.

Conference Call Information

Deltek will host a conference call at 5:00 p.m. Eastern Time today to discuss the Company’s second quarter 2012 results. The dial-in number for the conference call is 1-877-381-6419 in

North America and 1-706-643-9496 outside North America (passcode: 95046832). The conference call also can be accessed through the Investor Relations section of Deltek’s website (http://investor.deltek.com). Those unable to participate in the live call may hear a replay through August 7, 2012 by dialing 1-855-859-2056 in North America and 1-404-537-3406 outside North America (passcode: 95046832). The replay also will be available through August 30, 2012 on Deltek’s website.

About Deltek

Deltek (Nasdaq: PROJ) is the leading global provider of enterprise software and information solutions for professional services firms and government contractors. For decades, we have delivered actionable insight that empowers our customers to unlock their business potential. 15,000 organizations and 2 million users in over 80 countries around the world rely on Deltek to research and identify opportunities, win new business, optimize resources, streamline operations, and deliver more profitable projects. Deltek – Know more. Do more.® www.deltek.com

Use of Non-GAAP Financial Measures

This press release and the related conference call described above contain certain non-GAAP financial measures, including non-GAAP net income, non-GAAP operating income and margin, adjusted EBITDA, and non-GAAP revenue. The Company defines non-GAAP net income as GAAP net income (loss) before the net-of-tax impact of stock-based compensation, amortization of acquired intangible assets, purchase accounting impacts relating to acquisitions, acquisition-related costs, and restructuring charges. Non-GAAP operating income and margin is defined as GAAP operating income (loss) before the pre-tax impact of stock-based compensation, amortization of acquired intangible assets, purchase accounting impacts relating to acquisitions, acquisition-related costs, and restructuring charges. Adjusted EBITDA is defined as GAAP net income (loss) before interest expense (net of interest income), provision for income taxes, depreciation, stock-based compensation, amortization, purchase accounting impacts relating to acquisitions, acquisition-related costs, and restructuring charges. Non-GAAP revenue is defined as revenue before the net impact of acquisition-related fair value adjustments to deferred revenue.

The Company believes that the presentation of these measures provides useful information to its investors and lenders because these measures allow for more accurate comparisons of results from period-to-period, enhance the overall understanding of the Company’s performance and provide greater insight into the prospects for the Company’s ongoing business operations. Moreover, the Company also believes it is appropriate to exclude costs associated with restructuring charges because these charges are excluded from management’s assessment of the Company’s operating performance and are not related to the Company’s ongoing business operations. In addition, the Company excludes the items from EBITDA described above in its calculations to determine compliance with its debt covenants and to assess its ability to borrow additional funds to finance or expand its operations.

The Company believes that by reporting these measures, it provides insight and consistency in its financial reporting and presents a basis for comparison of its business operations between current, past and future periods. In addition, the measures provide a basis for the Company to compare its financial results to those of other comparable publicly traded companies and are used by its management team to plan and forecast its business.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance which are prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures used by other companies. Investors are encouraged to review the reconciliations of our GAAP to non-GAAP net income, operating income and margin, adjusted EBITDA and revenue, which are set forth below.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements that involve substantial risks and uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control. Our actual results may differ materially from the expectations we describe in our forward-looking statements. Factors or events that could cause our actual results to materially differ may emerge from time to time, and it is not possible for us to accurately predict all of them. Before you invest in our common stock, you should be aware that the occurrence of any such event or of any of the additional events described as risk factors in the Company’s filings with the Securities and Exchange Commission could have a material adverse effect on our business, results of operation and financial position. Any forward-looking statement made by us in this press release or related conference call speaks only as of the date on which we make it. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

DELTEK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
REVENUES:
Product revenues	$28,440	$24,788	$53,495	$46,378
Maintenance and support services	41,533	39,387	82,760	77,560
Consulting services and other revenues	16,046	23,793	32,484	44,008

Total revenues	86,019	87,968	168,739	167,946

COST OF REVENUES:
Cost of product revenues	6,673	7,002	13,496	12,677
Cost of maintenance and support services	6,073	6,274	12,300	13,254
Cost of consulting services and other revenues	14,964	21,722	31,655	39,444

Total cost of revenues	27,710	34,998	57,451	65,375

GROSS PROFIT	58,309	52,970	111,288	102,571

OPERATING EXPENSES:
Research and development	15,495	15,725	31,285	33,286
Sales and marketing	22,300	22,593	43,526	44,835
General and administrative	11,186	12,898	23,193	26,557
Restructuring charge	528	3,617	2,053	6,822

Total operating expenses	49,509	54,833	100,057	111,500

INCOME (LOSS) FROM OPERATIONS	8,800	(1,863)	11,231	(8,929)
Interest income	45	34	70	67
Interest expense	(2,595)	(2,894)	(5,249)	(5,879)
Other income (expense), net	254	4	289	(261)

INCOME (LOSS) BEFORE INCOME TAXES	6,504	(4,719)	6,341	(15,002)
Income tax expense (benefit)	2,264	(1,764)	2,392	(5,496)

NET INCOME (LOSS)	$4,240	$(2,955)	$3,949	$(9,506)

INCOME (LOSS) PER SHARE
Basic	$0.07	$(0.05)	$0.06	$(0.15)

Diluted	$0.06	$(0.05)	$0.06	$(0.15)

COMMON SHARES AND EQUIVALENTS OUTSTANDING
Basic weighted average shares	64,110	65,538	64,175	65,441

Diluted weighted average shares	66,575	65,538	66,576	65,441

DELTEK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	June 30, 2012	December 31, 2011

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$40,090	$35,243
Accounts receivable, net of allowance of $1,644 and $1,714 at June 30, 2012 and December 31, 2011, respectively	58,280	58,899
Deferred income taxes	6,146	5,383
Prepaid expenses and other current assets	12,031	10,760

TOTAL CURRENT ASSETS	116,547	110,285

PROPERTY AND EQUIPMENT, NET	26,769	25,620
LONG-TERM DEFERRED INCOME TAXES	9,951	9,653
INTANGIBLE ASSETS, NET	46,556	54,994
GOODWILL	174,872	175,771
OTHER ASSETS	5,907	6,156

TOTAL ASSETS	$380,602	$382,479

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$464	$528
Accounts payable and accrued expenses	41,194	45,420
Deferred revenues	120,183	104,835
Income taxes payable	2,409	465

TOTAL CURRENT LIABILITIES	164,250	151,248

LONG-TERM DEBT	152,155	166,894
OTHER TAX LIABILITIES	3,453	3,214
OTHER LONG-TERM LIABILITIES	16,202	18,180

TOTAL LIABILITIES	336,060	339,536

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value—authorized, 5,000,000 shares; none issued or outstanding at June 30, 2012 and December 31, 2011	—	—
Common stock, $0.001 par value—authorized, 200,000,000 shares; 71,321,475 issued and 68,356,977 outstanding at June 30, 2012 and 70,398,889 issued and 68,272,271 outstanding at December 31, 2011	71	70
Class A common stock, $0.001 par value—authorized, 100 shares; issued and outstanding, 100 shares at June 30, 2012 and December 31, 2011	—	—
Additional paid-in capital	281,538	273,496
Accumulated deficit	(212,872)	(216,821)
Accumulated other comprehensive income	401	2,188
Treasury stock, at cost — 2,964,498 and 2,126,618 shares at June 30, 2012 and December 31, 2011, respectively	(24,596)	(15,990)

TOTAL STOCKHOLDERS’ EQUITY	44,542	42,943

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$380,602	$382,479

DELTEK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3,949	$(9,506)
Adjustments:
Allowance for doubtful accounts	864	433
Depreciation and amortization	11,560	13,274
Amortization of debt issuance costs and original issue discount	544	508
Stock-based compensation expense	7,084	6,229
Employee stock purchase plan expense	181	115
Restructuring charge, net	486	3,340
(Gain) Loss on disposal of fixed assets	(4)	11
Other noncash activity	(226)	132
Deferred income taxes	(1,717)	(6,530)

Changes in assets and liabilities, net of effect from acquisitions:
Accounts receivable, net	(476)	5,922
Prepaid expenses and other assets	(1,382)	(1,678)
Accounts payable and accrued expenses	(3,748)	(1,811)
Income taxes receivable/payable	2,432	765
Excess tax benefit from stock awards	(549)	(246)
Other tax liabilities	238	363
Other long-term liabilities	(383)	2,256
Deferred revenues	15,489	15,817

Net Cash Provided by Operating Activities	34,342	29,394

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of WMG, Inc., net of cash acquired	(729)	(25,664)
Acquisition of Maconomy A/S	—	(168)
Acquisition of assets of S.I.R.A., Inc.	(1,304)	(1,039)
Purchase of property and equipment	(4,545)	(6,477)
Capitalized software development costs	(140)	—

Net Cash Used in Investing Activities	(6,718)	(33,348)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,870	337
Excess tax benefit from stock awards	549	246
Proceeds from issuance of stock under employee stock purchase plan	474	358
Shares withheld for minimum tax withholding on vested restricted stock awards	(1,604)	(1,182)
Purchase of treasury stock	(8,606)	—
Repayment of debt	(15,026)	(25,524)

Net Cash Used in Financing Activities	(22,343)	(25,765)

IMPACT OF FOREIGN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(434)	1,558

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,847	(28,161)

CASH AND CASH EQUIVALENTS—Beginning of period	35,243	76,619

CASH AND CASH EQUIVALENTS—End of period	$40,090	$48,458

DELTEK, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net Income (Loss), (GAAP Basis)	$4,240	$(2,955)	$3,949	$(9,506)
Income Tax Expense (Benefit)	2,264	(1,764)	2,392	(5,496)

Pre-Tax Income (Loss), (GAAP Basis)	$6,504	$(4,719)	$6,341	$(15,002)

Adjustments:
Amortization of Acquired Intangibles	3,819	4,898	7,964	9,275
Stock-based Compensation	3,680	2,907	7,265	6,344
Restructuring Charge (Including Stock-based Compensation of $234 and $547 for the three and six months ended June 30, 2011)	528	3,617	2,053	6,822
Net impact of Acquisition-Related Deferred Revenue before Fair Value Adjustment	44	1,330	137	3,295
Acquisition-Related Costs	—	679	—	1,381
Net Impact of Acquisition-Related Deferred Commissions before Fair Value Adjustment	—	(201)	—	(570)

Adjusted Pre-Tax Income	14,575	8,511	23,760	11,545

Less: Adjusted Income Tax Expense	5,089	3,343	8,489	4,751

Non-GAAP Net Income	$9,486	$5,168	$15,271	$6,794

Non-GAAP Earnings Per Share (diluted)	$0.14	$0.08	$0.23	$0.10

Weighted Average Shares	66,575	66,765	66,576	66,713

RECONCILIATION OF GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN (DEFICIT) TO NON-GAAP OPERATING INCOME AND OPERATING MARGIN

(in thousands)

(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2012		2011		2012		2011

Operating Income (Loss) and Margin (Deficit) - GAAP	$8,800	10%	$(1,863)	-2%	$11,231	7%	$(8,929)	-5%
Amortization of Acquired Intangibles	3,819		4,898		7,964		9,275
Stock-based Compensation	3,680		2,907		7,265		6,344
Restructuring Charge (Including Stock-based Compensation of $234 and $547 for the three and six months ended June 30, 2011)	528		3,617		2,053		6,822
Net impact of Acquisition-Related Deferred Revenue before Fair Value Adjustment	44		1,330		137		3,295
Acquisition-Related Costs	—		679		—		1,381
Net Impact of Acquisition-Related Deferred Commissions before Fair Value Adjustment	—		(201)		—		(570)

Operating Income and Margin - Non-GAAP	$16,871	20%	$11,367	13%	$28,650	17%	$17,618	10%

Total Revenues	$86,019		$87,968		$168,739		$167,946

Total Revenues (Non-GAAP)	$86,063		$89,298		$168,876		$171,241

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net Income (Loss) (GAAP Basis)	$4,240	$(2,955)	$3,949	$(9,506)
Amortization	3,895	4,945	8,123	9,379
Income Tax Expense (Benefit)	2,264	(1,764)	2,392	(5,496)
Stock-based Compensation	3,680	2,907	7,265	6,344
Restructuring Charge (Including Stock-based Compensation of $234 and $547 for the three and six months ended June 30, 2011)	528	3,617	2,053	6,822
Interest Expense, net	2,550	2,860	5,179	5,812
Net Impact of Acquisition-Related Deferred Revenue before Fair Value Adjustment	44	1,330	137	3,295
Depreciation	1,731	2,014	3,437	3,895
Acquisition-Related Costs	—	679	—	1,381
Net Impact of Acquisition-Related Deferred Commissions before Fair Value Adjustment	—	(201)	—	(570)

Adjusted EBITDA	$18,932	$13,432	$32,535	$21,356

REVENUES

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Total Revenues (GAAP)	$86,019	$87,968	$168,739	$167,946
Net Impact of Maconomy Acquisition-Related Deferred Revenue before Fair Value Adjustment	—	130	—	426
Net Impact of INPUT Acquisition-Related Deferred Revenue before Fair Value Adjustment	38	1,028	104	2,697
Net Impact of WMG Acquisition-Related Deferred Revenue before Fair Value Adjustment	6	172	33	172

Total Revenues (Non-GAAP)	$86,063	$89,298	$168,876	$171,241

STOCK-BASED COMPENSATION EXPENSE

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Cost of Product Revenues	$105	$46	$203	$97
Cost of Maintenance and Support Services	360	259	691	531
Cost of Consulting Services and Other Revenues	364	242	723	681
Research and Development	593	637	1,185	1,365
Sales and Marketing	745	719	1,484	1,525
General and Administrative	1,513	1,004	2,979	2,145
Restructuring Charge	—	234	—	547

Total	$3,680	$3,141	$7,265	$6,891

AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Cost of Product Revenues	$1,512	$2,142	$3,276	$4,013
Cost of Consulting Services and Other Revenues	—	19	19	39
Sales and Marketing	2,307	2,734	4,669	5,217
General and Administrative	—	3	—	6

Total	$3,819	$4,898	$7,964	$9,275

AMORTIZATION AND DEPRECIATION EXPENSES

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Cost of Product Revenues	$1,742	$2,344	$3,680	$4,292
Cost of Maintenance and Support Services	188	258	384	638
Cost of Consulting Services and Other Revenues	429	431	845	710
Research and Development	397	464	810	972
Sales and Marketing	2,556	3,105	5,170	5,975
General and Administrative	314	357	671	687

Total	$5,626	$6,959	$11,560	$13,274